UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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BioSante Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

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BIOSANTE
PHARMACEUTICALS, INC.

210 Main Street West
Baudette, Minnesota 56623

                     , 2013

Dear Stockholders:

We are pleased to invite you to join us for the BioSante Pharmaceuticals, Inc. Special Meeting of Stockholders to be held on                           ,                         , 2013, at                   , local time, at                                 .  Details about the meeting and the matters to be acted on at the meeting are presented in the Notice of Special Meeting of Stockholders and proxy statement that follow.

It is important that your shares be represented at the meeting, regardless of the number of shares you hold.  Accordingly, please exercise your right to vote by completing, signing, dating and returning your proxy card.  On behalf of BioSante’s Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Sincerely,

Arthur S. Przybyl
President and Chief Executive Officer

Your vote is important.  Please exercise your right to vote as soon as possible by completing, signing, dating and returning your proxy card.  By doing so, you may save us the expense of additional solicitation.

BIOSANTE
PHARMACEUTICALS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON               , 2013

To the Stockholders of BioSante Pharmaceuticals, Inc.:

A Special Meeting of Stockholders of BioSante Pharmaceuticals, Inc., a Delaware corporation, will be held on               ,                 , 2013, at             , local time, at                                                         , for the following purposes:

1.                                      To consider and vote upon a proposal to approve an amendment to BioSante’s Restated Certificate of Incorporation to effect a reverse split of BioSante’s common stock and class C special stock at the discretion of the Board of Directors at a specific ratio within a range from 1-for-4 to 1-for-7 and simultaneously with the reverse split, reduce proportionally the number of authorized shares of common stock, class C special stock and blank check preferred stock, and to authorize the Board of Directors to determine, in its discretion, the timing of the amendment and the specific ratio of the reverse stock split.

2.                                      To consider and vote upon a proposal to approve an amendment to BioSante’s Restated Certificate of Incorporation to change the name of the company to “ANI Pharmaceuticals, Inc.”

3.                                      To ratify the selection by the Audit Committee of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

4.                                      To consider and vote upon a proposal to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals No. 1 or 2.

5.                                      To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only stockholders of record at the close of business on             , 2013 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.  A stockholder list will be available at BioSante’s corporate office beginning             , 2013 during normal business hours for examination by any stockholder registered on BioSante’s stock ledger as of the record date for any purpose germane to the Special Meeting.

By Order of the Board of Directors,

Charlotte C. Arnold
Vice President, Chief Financial Officer and Secretary

                     , 2013

Baudette, Minnesota

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS , 2013	1

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS	1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	1

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING	2

Date, Time, Place and Purposes of Meeting	2
Who Can Vote	2
How You Can Vote	2
How the Board of Directors Recommends that You Vote	3
How You May Revoke or Change Your Vote	3
Quorum Requirement	3
Vote Required	4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5

PROPOSAL NO. 1 APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF COMMON STOCK AND CLASS C SPECIAL STOCK AT THE DISCRETION OF THE BOARD OF DIRECTORS AND REDUCE PROPORTIONALLY THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, CLASS C SPECIAL STOCK AND BLANK CHECK PREFERRED STOCK	10

Summary	10
Reasons for the Reverse Stock Split	11
Increased Investor Interest	11
Effects of the Reverse Stock Split	12
Procedures for Effecting the Reverse Stock Split and Filing the Reverse Stock Split Amendment	14
Fractional Shares	15
Exchange of Pre-Split Shares for Post-Split Shares	15
Accounting Matters	16
Material United States Federal Income Tax Consequences of the Reverse Stock Split	16
Tax Consequences of the Reverse Stock Split Generally	17
Cash Received Instead of a Fractional Share	17
No Appraisal Rights	18
Board Discretion to Implement the Reverse Stock Split	18
Board Recommendation	18

PROPOSAL NO. 2 AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME	19

General	19
Reason for Proposed Amendment	19
Effect of Proposed Amendment	19
Required Approval	20
Board of Directors Recommendation	20

1

PROPOSAL 3—RATIFICATION OF SELECTION OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	21

General	21

Board Recommendation	21

PROPOSAL NO. 4 ADJOURNMENT OF SPECIAL MEETING, IF NECESSARY,TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES IN FAVOR OF PROPOSAL NOS. 1 OR 2	22

General	22
Board Recommendation	22

OTHER MATTERS	23

Householding of Special Meeting Materials	23
Proxy Solicitation Costs	24
Other Business	24

APPENDIX A FORM OF CERTIFICATE OF AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF BIOSANTE PHARMACEUTICALS, INC.	25

2

BIOSANTE
PHARMACEUTICALS, INC.

PROXY STATEMENT FOR

SPECIAL MEETING OF STOCKHOLDERS

                          , 2013

The Board of Directors of BioSante Pharmaceuticals, Inc. is soliciting your proxy for use at a Special Meeting of Stockholders to be held on                   ,                         , 2013.  The Board of Directors expects to send this proxy statement and a form of proxy to stockholders on or about                 .

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Our proxy statement and annual report to stockholders, which includes our annual report on Form 10-K, are available at www.biosantepharma.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” of BioSante within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements contained herein regarding BioSante, other than statements of historical fact, may be forward-looking statements under the provisions of such Act.  Statements that include words such as “expect,” “believe,” “will,” “may,” “might,” “anticipate,” “continue,” “plan,” “estimate,” “intend,” “should,” “can,” “likely,” “could,” “predict,” “project,” “forecast,” “potential,” “possible” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement and relate to a variety of matters, including but not limited to:

•                  the expected benefits of and potential value created by the proposed merger for the stockholders of BioSante and ANI; and

•                  the expected benefits of the reverse stock split, including BioSante’s ability to maintain listing of its common stock on the NASDAQ Global Market, and the potential increase in investor interest.

These statements are subject to risks and uncertainties, including the risks described in this proxy statement, BioSante’s annual report on Form 10-K for the year ended December 31, 2012 and BioSante’s proxy statement/prospectus filed on May 8, 2013, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements in this proxy statement. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of management of BioSante and are subject to a number of factors that could cause actual outcomes and results to be materially different from those projected or anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. Except to the extent required by applicable law or regulation, BioSante does not undertake any obligation to update or publish revised forward-looking statements to reflect events or circumstances after the date hereof or the date of the forward-looking statements or to reflect the occurrence of unanticipated events.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Date, Time, Place and Purposes of Meeting

A Special Meeting of Stockholders of BioSante Pharmaceuticals, Inc. will be held on               ,                   , 2013, at                   , local time, at                                                                  for the purposes set forth in the Notice of Special Meeting of Stockholders.

Who Can Vote

Stockholders of record at the close of business on               , 2013 will be entitled to notice of and to vote at the meeting or any adjournment of the Special Meeting.  As of that date, there were                      shares of our common stock and              shares of our class C special stock outstanding.   No shares of preferred stock were outstanding as of that date.  Each share of our common stock and class C special stock is entitled to one vote on each matter to be voted on at the Special Meeting.  Stockholders are not entitled to cumulate voting rights.

How You Can Vote

Your vote is important.  Whether you hold shares directly as a stockholder of record or beneficially in “street name” (through a broker, bank or other nominee), you may vote your shares without attending the Special Meeting.  You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee.

If you are a stockholder whose shares are registered in your name, you may vote your shares in person at the meeting or by completing, signing, dating and mailing the enclosed proxy card in the envelope provided if you received a paper copy of these proxy materials.

If your shares are held in street name, you may receive a separate voting instruction form or you may need to contact your broker, bank or other nominee.

Please see your proxy card or the information your bank, broker or other holder of record provided to you for more information on your options for voting.

If you return your signed proxy card before the Special Meeting, the named proxies will vote your shares as you direct.

For Proposal No. 1— Approval of Amendment to Restated Certificate of Incorporation to Effect a Reverse Split of Common Stock and Class C Special Stock at the Discretion of the Board of Directors and Reduce Proportionally the Number of Authorized Shares of Common Stock, Class C Special Stock and Blank Check Preferred Stock, Proposal No. 2— Approval of Amendment to Restated Certificate of Incorporation to Change Our Name, Proposal No. 3—Ratification of Selection of EisnerAmper LLP as our Independent Registered Public Accounting Firm, and Proposal No. 4—Adjournment of Special Meeting, if Necessary, to Solicit Additional Proxies if There are Insufficient Votes in Favor of Proposals No. 1 or 2, you may:

•                  Vote FOR the proposal,

•                  Vote AGAINST the proposal or

•                  ABSTAIN from voting on the proposal.

If you send in your proxy card, but you do not specify how you want to vote your shares, the proxies will vote your shares FOR Proposal No. 1— Approval of Amendment to Restated Certificate of Incorporation to Effect a Reverse Split of Common Stock and Class C Special Stock at the Discretion of the Board of Directors and Reduce Proportionally the

Number of Authorized Shares of Common Stock, Class C Special Stock and Blank Check Preferred Stock, FOR Proposal No. 2— Approval of Amendment to Restated Certificate of Incorporation to Change Our Name, FOR Proposal No. 3—Ratification of Selection of EisnerAmper LLP as our Independent Registered Public Accounting Firm, and FOR Proposal No. 4—Adjournment of Special Meeting, if Necessary, to Solicit Additional Proxies if There are Insufficient Votes in Favor of Proposals No. 1 or 2.

How the Board of Directors Recommends that You Vote

The Board of Directors recommends that you vote:

FOR Proposal No. 1— Approval of Amendment to Restated Certificate of Incorporation to Effect a Reverse Split of Common Stock and Class C Special Stock at the Discretion of the Board of Directors and Reduce Proportionally the Number of Authorized Shares of Common Stock, Class C Special Stock and Blank Check Preferred Stock;

FOR Proposal No. 2— Approval of Amendment to Restated Certificate of Incorporation to Change Our Name;

FOR Proposal No. 3—Ratification of Selection of EisnerAmper LLP as our Independent Registered Public Accounting Firm; and

FOR Proposal No. 4—Adjournment of Special Meeting, if Necessary, to Solicit Additional Proxies if There are Insufficient Votes in Favor of Proposals No. 1 or 2.

How You May Revoke or Change Your Vote

If you are a stockholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

•                  Submitting another proper proxy with a more recent date than that of the proxy first given by completing, signing, dating and returning a proxy card to us;

•                  Sending written notice of revocation to our Corporate Secretary; or

•                  Attending the Special Meeting and voting by ballot.

If you hold your shares through a broker, bank or other nominee, you may revoke your proxy by following instructions your broker, bank or other nominee provides.

Quorum Requirement

The presence at the Special Meeting, in person or by proxy, of the holders of one-third (                     shares) of the outstanding shares of our common stock and class C special stock as of the record date will constitute a quorum for the transaction of business at the Special Meeting.  In general, shares of our common stock and shares of our class C special stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Special Meeting for purposes of determining a quorum.  Shares represented by proxies marked “Abstain” are counted in determining whether a quorum is present, as are “broker non-votes.” A “broker non-vote” is a proxy returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer, and the broker does not have discretionary authority to vote on behalf of such customer on such matter.  If there is not a quorum, a majority of the shares present at the Special Meeting may adjourn the Special Meeting to a later date as discussed below under “Discretionary Voting.”

Vote Required

Assuming a quorum is represented at the Special Meeting, either in person or by proxy, the following vote is required for each of the following matters:

Proposal No. 1— Approval of Amendment to Restated Certificate of Incorporation to Effect a Reverse Split of Common Stock and Class C Special Stock at the Discretion of the Board of Directors and Reduce Proportionally the Number of Authorized Shares of Common Stock, Class C Special Stock and Blank Check Preferred Stock requires the affirmative vote of a majority of the outstanding shares of our common stock and class C special stock, voting together as a single class, and entitled to vote.

Proposal No. 2— Approval of Amendment to Restated Certificate of Incorporation to Change Our Name requires the affirmative vote of a majority of the outstanding shares of our common stock and class C special stock, voting together as a single class, and entitled to vote.

Proposal No. 3—Ratification of Selection of EisnerAmper LLP as our Independent Registered Public Accounting Firm requires the affirmative vote of a majority of our common stock and class C special stock, present in person or by proxy, voting together as a single class and entitled to vote.

Proposal No. 4—Adjournment of Special Meeting, if Necessary, to Solicit Additional Proxies if There are Insufficient Votes in Favor of Proposals Nos. 1 or 2  requires the affirmative vote of a majority of our common stock and class C special stock, present in person or by proxy, voting together as a single class and entitled to vote.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain “routine” matters, but is not permitted to exercise its discretion on “non-routine” matters.  None of the proposals above, other than Proposal No. 3, are routine matters.  Accordingly, if you do not direct your broker how to vote for Proposals 1, 2 or 4, your broker may not exercise discretion and may not vote your shares on that proposal.

Broker non-votes are not considered to be shares “entitled to vote” at the meeting.  As such, a broker non-vote will not be counted as a vote “For” or “Against” Proposals 3 or 4, but will count as a vote “Against” Proposals 1 or 2.  Proxies marked “Abstain” will be counted in determining the total number of shares “entitled to vote” on each of the proposals and will have the effect of a vote “Against” a proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 20, 2013 with respect to the beneficial ownership of each class of our capital stock for:

•                  each person known by us to beneficially own more than five percent of any class of our voting securities;

•                  each of our directors;

•                  each of our executive officers; and

•                  all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

The number of shares beneficially owned by a person includes shares subject to options and warrants held by that person that are currently exercisable or that become exercisable within 60 days of June 20, 2013. Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options and warrants currently exercisable or that become exercisable within 60 days of June 20, 2013 are outstanding for the purpose of computing the percentage of capital stock of the Company owned by such person or group. However, such unissued shares of capital stock are not deemed to be outstanding for calculating the percentage of capital stock owned by any other person. Except as otherwise indicated and subject to the voting agreements described under the section entitled “Voting and Other Ancillary Agreements” in the proxy statement/prospectus filed by us with the SEC on May 8, 2013, which description is incorporated by reference herein, we believe that the beneficial owners of capital stock listed in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated in the notes below, the address for each of the stockholders in the table below is c/o BioSante Pharmaceuticals, Inc., 210 Main Street West, Baudette, Minnesota 56623.

Shares Beneficially Owned

	Common Stock		Class C Special		Common Stock and	Percentage of
Name of	Owners		Stock		Common Stock	Total Voting
Beneficial Owner	Number	%	Number	%	Equivalents	Power
5% Stock Owners
Meridian Venture Partners II, L.P.(1)	16,918,469	29.6	—	—	16,918,469	29.6
First Analysis Funds(2)	4,850,644	8.5	—	—	4,850,644	8.5
Argentum Capital Partners II, L.P.(3)	3,345,849	5.9	—	—	3,345,849	5.9
Louis W. Sullivan, M.D.	41,314	*	16,666	25.6	57,980	*
Hans Michael Jebsen(4)	12,500	*	16,666	25.6	29,166	*
Marcus Jebsen(5)	4,166	*	8,333	12.8	12,499	*
Angela Ho(6)	1,219	*	16,666	25.6	17,885	*

Directors and Named Executive Officers
Robert E. Brown, Jr.(7)	16,918,469	29.6	—	—	16,918,469	29.6
Arthur S. Przybyl(8)	36,285	*	—	—	36,285	*
Tracy L. Marshbanks, Ph.D.(9)	4,850,644	8.5	—	—	4,850,644	8.5
Thomas A. Penn(10)	16,918,469	29.6	—	—	16,918,469	29.6
Robert Schrepfer(11)	—	—	—	—	—	—
Fred Holubow	38,538	*	—	—	38,538	*
Ross Mangano(12)	422,563	*	—	—	422,563	*
Charlotte C. Arnold(8)	12,910	*	—	—	12,910	*
James G. Marken(13)	289,612	*	—	—	289,612	*
Robert J. Jamnick(13)	273,710	*	—	—	273,710	*
All directors and executive officers as a group (10 persons)	22,834,437	39.9	—	—	22,834,437	39.9

*Represents beneficial ownership of less than one percent.

(1)                                 Meridian Venture Partners II GP, L.P. (GP) is the general partner of Meridian Venture Partners II, L.P. (MVP II), the record holder of the securities. Meridian Venture Partners II, Co. (MVP Corp.) is the general partner of GP. MVP Management Company (MVP Management) d/b/a MVP Capital Partners, is the management company for MVP II and also renders financial and business advisory services to several of the companies in which MVP II has invested. Robert E. Brown, Jr., a director of BioSante, is the President, sole stockholder and sole director of MVP Corp., the sole stockholder, director and President of MVP Management, as well as a limited partner of GP and one of two principals of MVP II that are licensed by the Small Business Administration (SBA). SBA-licensed principals are charged with approving all investment-related decisions on behalf of small business investment companies licensed by the SBA, such as MVP II. Thomas A. Penn, a director of BioSante, is a Vice President of MVP Corp., a Vice President and employee of MVP Management, a limited partner of GP and one of the two SBA-licensed principals of MVP II.  As such, both Mr. Brown and Mr. Penn may be deemed to share voting and dispositive power with respect to the shares that are held of record by MVP II. Messrs. Brown and Penn disclaim beneficial ownership in such shares of capital stock except to the extent of their respective pecuniary interests therein.

(2)                                 These shares are held by FA Private Equity Fund IV, L.P. (FAPEF IV), FA Private Equity Fund IV GmbH & Co. Beteiligungs KG (GmbH), The Productivity Fund IV, L.P. (Productivity Fund) and The Productivity Fund IV Advisors Fund, L.P. (Advisors Fund). We refer to these funds collectively as the First Analysis Funds.

FA Private Equity Management IV, L.L.C. (FAPEM IV) is the sole general partner of FAPEF IV. First Analysis Venture Operations and Research, L.L.C. (FAVOR) is the ultimate managing member of FAPEM IV and, in that capacity, exercises voting and dispositive control over the shares held by FAPEF IV. Tracy L. Marshbanks, Ph.D., a director of BioSante, is a managing director of First Analysis Corporation, which manages FAVOR.

FAPEM IV is the managing limited partner of GmbH. FAVOR is the ultimate managing member of FAPEM IV and, in that capacity, exercises voting and dispositive control over the shares held by GmbH. Dr. Marshbanks is a managing director of First Analysis Corporation, which manages FAVOR.

First Analysis Management Company IV, L.L.C. (FAMC IV) is the sole general partner of Productivity Fund. FAVOR is the managing member of FAMC IV and, in that capacity, exercises voting and dispositive control over the shares held by Productivity Fund. Dr. Marshbanks is a managing director of First Analysis Corporation, which manages FAVOR.

FAMC IV is the sole general partner of Advisors Fund. FAVOR is the managing member of FAMC IV and, in that capacity, exercises voting and dispositive control over the shares held by Advisors Fund. Dr. Marshbanks is a managing director of First Analysis Corporation, which manages FAVOR. Dr. Marshbanks may therefore be deemed to share voting and dispositive power with respect to the shares that are held of record by the First Analysis Funds. Dr. Marshbanks disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.  The business address for the First Analysis Funds, FAVOR, FAPEM IV and First Analysis Corporation is c/o First Analysis, 1 S. Wacker Drive, Suite 3900, Chicago, Illinois 60606.

(3)                                 These shares are held by Argentum Capital Partners II, L.P. (ACP II). Argentum Investments, LLC is the managing member of Argentum Partners II, LLC, which is the general partner of ACP II. Walter H. Barandiaran and Daniel Raynor are co-managing members of Argentum Investments, LLC. Each of Messrs. Barandiaran and Raynor, and Argentum Investments, LLC and Argentum Partners II, LLC, may be deemed to beneficially own the shares of common stock held by ACP II. Each of Messrs. Barandiaran and Raynor disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The business address of ACP II is 60 Madison Avenue, Suite 701, New York, NY 10010.

(4)                                 The address of Hans Michael Jebsen is c/o Jebsen & Co. Ltd., 28/F Caroline Center, 28 Yun Ping Road, Causeway Bay, Hong Kong, China.

(5)                                 The address of Marcus Jebsen is c/o MF Jebsen International Ltd., 24/F Caroline Centre, 28 Yun Ping Road, Causeway Bay, Hong Kong.

(6)                                 The address of Angela Ho is c/o Jet Asia Ltd., 39/F Shun Tak Center, 200 Connaught Road Central, Hong Kong, China.

(7)                                 See footnote (1) above.

(8)                                 As described under “Transaction Bonus Agreements and Related Arrangements” and “Tax Withholding Arrangements” on pages 290 - 294 of our proxy statement/prospectus filed with the SEC on May 8, 2013, which description is incorporated by reference herein (except as updated below), each of Mr. Przybyl and Ms. Arnold was paid a transaction bonus in shares of ANI series D preferred stock in connection with the merger, which was placed into a rabbi trust and converted into BioSante common stock at the closing of the merger. Beginning on August 14, 2013, shares are expected to be released ratably on a weekly basis to a broker/dealer, who will sell a portion of the shares under separate 10b5-1 trading plans to be entered into by Mr. Przybyl and Ms. Arnold in order to cover tax withholding obligations and release the remainder to Mr. Przybyl and Ms. Arnold. The initial release of the shares on August 14, 2013 may be delayed by up to 30 days at the discretion of the board of directors if it is deemed in the best interest of the Company.  The gross bonus amounts for Mr. Przybyl and Ms. Arnold were 1,966,489 and 595,246 shares of BioSante common stock, respectively. The net bonus amounts (after payment of tax withholding obligations) were 1,052,267 and 374,406 shares of BioSante common stock, respectively. Within 60 days of June 20, 2013, 67,810 shares of common stock are expected to be released from Mr. Przybyl’s rabbi trust, of which 31,525 shares would be sold to cover taxes, and 20,525 shares of common stock are expected to be released from Ms. Arnold’s rabbi trust, of which 7,615 shares would be sold to cover taxes.

(9)                                 See footnote (2) above.

(10)                          See footnote (1) above.

(11)                          Does not include shares held by Healthcare Value Master Fund Ltd. (HVMF). While Mr. Schrepfer is an employee of Healthcare Value Capital, LLC (HVC), the investment adviser to HVMF, he does not have an ownership interest in, and does not serve as general partner or managing member of, HVC or its affiliates. Therefore, Mr. Schrepfer is not deemed to share voting or dispositive power with respect to the shares held by HVMF.

(12)                          Mr. Mangano’s beneficial ownership includes: (a) 321,610 shares of common stock held by JO & Co., of which Mr. Mangano is President; (b) 5,000 shares of common stock held by Oliver & Co., of which Mr. Mangano is the trustee; and (c) an aggregate of 39,998 shares of common stock held in various accounts, of which Mr. Mangano is an advisor and/or a trustee. Mr. Mangano has sole voting and investment power over these shares.

(13)                          As described under “Transaction Bonus Agreements and Related Arrangements” and “Tax Withholding Arrangements” on pages 290 - 294 of our proxy statement/prospectus filed with the SEC on May 8, 2013, which description is incorporated by reference herein (except as updated below), each of Messrs. Marken and Jamnick was paid a transaction bonus in shares of ANI series D preferred stock in connection with the merger, which was converted into BioSante common stock at the closing of the merger. The gross bonus amounts for Mr. Marken and Mr. Jamnick were 435,241 and 411,964 shares of BioSante common stock, respectively. The net bonus amounts (after payment of tax withholding obligations) were 289,612 and 273,710 shares of BioSante common stock, respectively.

Change of Control

On April 12, 2013, BioSante and ANIP Acquisition Company, a Delaware corporation d/b/a ANI Pharmaceuticals (“ANI”) entered into an amended and restated agreement and plan of merger (the “Merger Agreement”) pursuant to which ANI merged with and into ANI Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of BioSante (the “Merger Sub”), after which ANI became a wholly owned subsidiary of BioSante (the “Merger”).  Pursuant to the terms of the Merger Agreement, at 6:01 p.m. Eastern Time on June 19, 2013 (the “Effective Time”), each outstanding share of capital stock of ANI was converted into the right to receive a number of shares of BioSante common stock, if any, as determined pursuant to the exchange ratio described in the Merger Agreement and the provisions of ANI’s certificate of incorporation, and all options, warrants or other rights to purchase shares of capital stock of ANI, were canceled without consideration therefor, except for certain warrants which were cancelled pursuant to separate agreements.   No fractional shares of BioSante common stock was issued in connection with the Merger, and holders of ANI capital stock were entitled to receive cash in lieu thereof.

Following the Merger, the stockholders of ANI immediately prior to the Effective Time, which include MVP II, First Analysis Funds, ACP II, Messrs. Brown, Przybyl, Penn, Marken and Jamnick, Dr. Marshbanks and Ms. Arnold, own approximately 57% of the outstanding shares of common stock of BioSante and the stockholders of BioSante immediately prior to the Effective Time own approximately 43% of the outstanding shares of common stock of BioSante.   At the Effective Time, the board of directors of BioSante was reconstituted to consist of five former directors of ANI and two former directors of BioSante, and ANI’s former executive officers commenced serving as executive officers of BioSante.

PROPOSAL NO. 1

APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE SPLIT OF COMMON STOCK AND CLASS C SPECIAL STOCK
AT THE DISCRETION OF THE BOARD OF DIRECTORS
AND REDUCE PROPORTIONALLY THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, CLASS C SPECIAL STOCK AND BLANK CHECK PREFERRED STOCK

Summary

The Board of Directors has adopted and is recommending that our stockholders approve an amendment to our Restated Certificate of Incorporation, and thereby authorize the Board of Directors, in its discretion, to effect a reverse split of our outstanding shares of common stock and class C special stock at any time prior to our 2014 Annual Meeting of Stockholders at an exchange ratio of one of the following reverse split ratios: (i) 1-for-4; (ii) 1-for-5; (iii) 1-for-6; and (iv) 1-for-7.  The Board of Directors believes that providing the flexibility for the Board to choose an exact split ratio and to effect the reverse stock split at any time prior to our 2014 Annual Meeting of Stockholders will enable the Board of Directors to act in the best interests of our company and stockholders.  In the event the Board of Directors effects a reverse split, the total number of authorized shares of common stock, class C special stock and blank check preferred stock will be reduced in proportion to the reverse split ratio, but the par value of our common stock or class C special stock will not change.

The form of proposed amendment to our Restated Certificate of Incorporation to effect the reverse stock split and reduce the number of authorized shares proportionally is attached to this proxy statement as Appendix A.  We refer to this amendment as the reverse stock split amendment in this proxy statement.

If this proposal is approved, the Board of Directors will have the authority, but not the obligation, in its sole discretion and without any further action on the part of the stockholders, to effect the reverse stock split and the proportional reduction in authorized shares, at any time it believes to be most advantageous to our company and stockholders, but in any event prior to our 2014 Annual Meeting of Stockholders. This proposal would give the Board of Directors the authority to implement one, but not more than one, reverse stock split.  The Board will also retain the authority not to effect the reverse stock split amendment even if we receive stockholder approval.

A reverse stock split would be effected by the filing of the reverse stock split amendment with the Secretary of State of the State of Delaware.  If the reverse stock split amendment is not filed with the Secretary of State of the State of Delaware prior to our 2014 Annual Meeting of Stockholders, the reverse stock split amendment will be deemed abandoned, without any further effect. Thus, subject to stockholder approval, the Board of Directors, at its discretion, may file the amendment to effect a reverse stock split or abandon it and effect no reverse stock split if it determines that such action is not in the best interest of our company and stockholders.  Furthermore, if both Proposal 1 and Proposal 2 are approved, we may decide to effect the corresponding amendments to our certificate of incorporation by combining them into one document and filing only one certificate of amendment with the Delaware Secretary of State.

If, following approval by our stockholders, a reverse stock split is undertaken, the number of issued and outstanding shares of our common stock and our class C special stock will be reduced in accordance with a reverse stock split ratio determined by the Board of Directors. Except for adjustments that may result from the treatment of fractional shares, as described below, each stockholder will hold the same percentage of common stock and class C special stock outstanding immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split.

Reasons for the Reverse Stock Split

NASDAQ Listing Compliance

We have been advised by NASDAQ that the Merger constituted a business combination that resulted in a “change of control,” requiring the Company to meet all of the criteria applicable to a company requesting initial listing on the NASDAQ Global Market and to complete NASDAQ’s initial listing process prior to the Merger.  One of these criteria is the requirement that the minimum bid price for our common stock be $4.00. At the time of the Merger, the price for our common stock on the NASDAQ Global Market was $1.22 per share. As a result, on June 20, 2013, the Company received a Delisting Determination Letter from NASDAQ.  In connection with this notification, the Company on June             , 2013 notified NASDAQ of its request to hold a hearing to present a plan for gaining compliance with the initial listing requirements.  While the Company’s request for a hearing temporarily stayed the delisting of its common stock, if the Company is not successful in effecting the proposed reverse split or the post-split stock price does not remain at a sufficiently high level to permit the Company to gain compliance with the minimum bid price requirement, the Company believes that its common stock would be delisted.

The Board intends for the reverse split to increase the per share market price of the Company’s common stock.  In order to continue trading on The NASDAQ Global Market, the closing price for our common stock on the NASDAQ Global Market must be at least $4.00 for at least five trading days following the reverse split.  Assuming our common stock in fact maintains that minimum closing price for such period and the Company receives notification from NASDAQ that it meets the initial listing requirements for business combinations that result in a “change of control,” the Company would then be subject to the continued listing requirements of the NASDAQ Global Market, which include a minimum bid price for the stock of $1.00, among other requirements.

In addition to enabling the Company to meet the initial listing requirements, the Board of Directors believes that the increased market price of our common stock expected to result from the implementation of a reverse stock split will improve the marketability and liquidity of our common stock.

In determining the exact ratio for the reverse stock split, the Board of Directors intends to use either a 1-for-4, 1-for-5, 1-for-6 or 1-for-7 ratio that would result in a per share price of greater than $4.00 per share following the reverse stock split. Notwithstanding the foregoing, there can be no assurance that the market price per share following the reverse stock split will remain in excess of the minimum bid price for a sustained period of time. In addition, there can be no assurance that our common stock will not be delisted due to a failure to meet other listing requirements even if the market price per share of our common stock on a post-reverse-stock-split basis remains in excess of the minimum bid price requirement.

The BioSante Board of Directors believes that a continued listing on The NASDAQ Global Market for the shares of common stock of BioSante may provide a broad market for its common stock and facilitate the use of the common stock in financing and other transactions.

Increased Investor Interest

On June         , 2013, the latest practicable date before the printing of this proxy statement, the closing price of our common stock was $       per share. An investment in our common stock may not appeal to brokerage firms that are reluctant to recommend lower-priced stocks to their clients. Also, the Board of Directors believes that most investment funds are reluctant to invest in lower-priced stocks.  Investors also may be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks.

For the foregoing reasons, we are asking our stockholders to approve the reverse stock split amendment authorizing a reverse stock split and proportional reduction in authorized shares and grant the Board of Directors the discretion to determine the exchange ratio of not less than 1-for-4 and not more than 1-for-7 and effect the reverse stock split at any time prior to our 2014 Annual Meeting of Stockholders.

Effects of the Reverse Stock Split

If approved and implemented, the principal effects of the reverse stock split would include the following, all of which have been considered by the Board of Directors in approving the reverse stock split amendment:

The number of outstanding shares of our common stock and class C special stock will be reduced and each stockholder will own fewer shares than they currently own.

The number of shares of our common stock reserved and available for issuance under our equity-based compensation plans and the number of shares of our common stock issuable upon exercise of outstanding options and warrants will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors and the exercise price of all outstanding options and warrants will be increased proportionately.  The number of shares of our common stock issuable upon conversion of our class C special stock will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors and the conversion price of such shares will be increased proportionately.  The number of authorized shares of our common stock, class C special stock and blank check preferred stock will be reduced in proportion to the reverse stock split.

Except for adjustments that may result from the treatment of fractional shares resulting from the reverse stock split, which are explained below under the heading “—Fractional Shares,” each stockholder will hold the same percentage of our outstanding common stock or class C special stock immediately following the reverse stock split as the stockholder held immediately prior to the reverse stock split.

The voting rights, rights to dividends and distributions and other rights of our common stock and class C special stock will not be changed as a result of the reverse stock split, except for the conversion price of our class C special stock as described above.

The following tables show the number of shares of common stock and class C special stock that would be (1) issued and outstanding; (2) authorized and reserved for issuance upon the exercise of outstanding stock options and warrants and in the case of our common stock, conversion of the class C special stock; (3) authorized and unreserved for issuance; and (4) authorized, in each case upon the implementation of the reverse stock split at each ratio from 1-for-4 to 1-for-7 based on our capitalization at June 20, 2013.  In addition, the tables show the number of shares of blank check preferred stock that would be authorized in each case upon the implementation of the reverse stock split at each of those ratios. Because rounding for fractional shares will occur at the level of each beneficial holder, it is currently not possible to determine the exact number of new shares that will be issued in exchange for old shares in the reverse stock split and therefore, the post-split numbers of issued and outstanding stock in the following tables represent maximum values.

Common Stock

Reverse Stock Split Ratio	Common Stock Issued and Outstanding	Common Stock Authorized and Reserved for Issuance	Common Stock Authorized and Unreserved for Issuance	Total Shares of Common Stock Authorized
Pre-split	57,236,744	2,106,683	140,656,573	200,000,000
1-for-4	14,309,186	526,670	35,164,144	50,000,000
1-for-5	11,447,348	421,336	28,131,316	40,000,000
1-for-6	9,539,457	351,113	23,442,763	33,333,334
1-for-7	8,176,677	300,954	20,093,797	28,571,429

Class C Special Stock

Reverse Stock Split Ratio	Class C Special Stock Issued and Outstanding	Class C Special Stock Authorized and Reserved for Issuance	Class C Special Stock Authorized and Unreserved for Issuance	Total Shares of Class C Special Stock Authorized
Pre-split	65,211	0	4,622,473	4,687,684
1-for-4	16,302	0	1,155,619	1,171,921
1-for-5	13,042	0	924,495	937,537
1-for-6	10,868	0	770,413	781,281
1-for-7	9,315	0	660,355	669,670

Blank Check Preferred Stock

Reverse Stock Split Ratio	Total Shares of Blank Check Preferred Authorized
Pre-split	10,000,000
1-for-4	2,500,000
1-for-5	2,000,000
1-for-6	1,666,667
1-for-7	1,428,572

In addition, if approved and implemented, other possible effects of the reverse stock split include the following, all of which have been considered by the Board of Directors in approving the reverse stock split amendment:

It is anticipated that the reduction in outstanding shares of our common stock will result in an increase in the per share price of our common stock.  However, there is no assurance that such a result will occur.  Similarly, there is no assurance that if the per share price of our common stock increases as a result of the reverse stock split, such increase in the per share price will be permanent, which will be dependent on several factors.

One of the purposes for the proposed reverse stock split is to comply with the initial listing standards for The NASDAQ Global Market.  However, there can be no assurance that the reverse stock split alone will guarantee or even help the Company’s initial listing for our common stock on The NASDAQ Global Market.  Specifically, there is no assurance that (i) the market price per share of our common stock following the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split; (ii) the market price per share of our common stock will either exceed or remain in excess of the $4.00 minimum bid price as required for initial listing on The

NASDAQ Global Market; or (iii) the Company will otherwise meet the initial listing requirements for The NASDAQ Global Market. If we are unable to maintain the listing of our common stock on the NASDAQ Global Market, our liquidity and stock price may be negatively affected.

The reverse stock split could be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization.  It is often the case that the reverse-split adjusted stock price and market capitalization of companies that effect a reverse stock split decline.  Should the per share price of our common stock decline after implementation of the reverse stock split, the percentage decline may be greater than would occur in the absence of the reverse stock split.  Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares of our common stock that will be outstanding following the reverse stock split.

The anticipated resulting increase in per share price of our common stock due to the reverse stock split is expected to encourage greater interest in our common stock by brokers and investors and possibly promote greater liquidity for our stockholders.  However, there is no assurance that such greater interest will occur.  In addition, the liquidity of our shares could be adversely affected by the reduced number of shares of our common stock that would be outstanding after the reverse stock split.

Since the reverse stock split will decrease the number of shares held by our stockholders, the reverse stock split may increase the number of stockholders who hold less than a “round lot,” or 100 shares.  Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis.  Consequently, the reverse stock split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.

The reverse stock split will not affect our Company continuing to be subject to the periodic reporting requirements of the Exchange Act.  The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Because the reverse stock split would be accompanied by a proportional decrease in our authorized shares of common stock and class C special stock, the ratio of outstanding shares of common stock and class C special stock to authorized common stock and class C special stock, respectively, will remain the same.  For example, if our board of directors fixes the reverse split ratio at 1-for-4, the number of shares of authorized common stock and class C special stock would be divided by four to arrive at the number of post-reverse-split authorized shares.   The number of authorized shares of blank check preferred stock will be reduced proportionally.

Procedures for Effecting the Reverse Stock Split and Filing the Reverse Stock Split Amendment

If our stockholders approve the reverse stock split amendment and the Board of Directors subsequently determines that it is in the best interest of our company and stockholders to effect a reverse stock split, the Board of Directors, in its sole discretion, at any time prior to our 2014 Annual Meeting of Stockholders, will determine the ratio of the reverse stock split to be implemented.  The Board of Directors believes that stockholder approval of a range of potential exchange ratios (rather than a single exchange ratio) is in the best interest of our company and stockholders because it provides the Board of Directors with the flexibility to achieve the desired results of the reverse stock split in light of the fact that it is not possible to predict market conditions at the time the reverse stock split would be implemented. The ratio to be selected by the Board of Directors will be not less than 1-for-4 and not more than 1-for-7 and the numbers in the ratio will consist only of whole numbers.  The decision of the Board of Directors as to whether and when to effect the reverse stock split, and the decision of the Board of Directors regarding the final split ratio will be based, in part, on existing and expected trading prices for our common stock, our compliance with the minimum bid price requirement of The NASDAQ Global Market, and prevailing general market and economic conditions.  The Board of Directors intends to select a reverse split ratio that it believes would be most likely to achieve the anticipated benefits of the reverse stock split as described above.

After the Board of Directors determines to effect a reverse stock split and has determined the split ratio, the Board of Directors will determine the effective date of the reverse stock split and will announce publicly such information.  Any such split will become effective upon the filing of the reverse stock split amendment with the Secretary of State of the State of Delaware or such later date as indicated in the reverse stock split amendment.  The actual timing of any such filing will be made by the Board of Directors at such time as the Board of Directors believes to be most advantageous to our company and stockholders.

Fractional Shares

No fractional shares of our common stock or class C special stock would be issued as a result of the reverse stock split, if any. Each holder of common stock at the effective time of the reverse stock split, if any, who otherwise would be entitled to a fractional share will, in lieu thereof, be entitled to receive a cash payment equal to: (1) the fractional share amount multiplied by (2) the product of (a) the closing sale price of a share of our common stock as reported on The NASDAQ Global Market or other principal market of the common stock, as applicable, on the effective date of the reverse stock split and (b) the reverse stock split ratio, as determined by the Board of Directors. Each holder of class C special stock at the effective time of the reverse stock split, if any, who otherwise would be entitled to a fractional share will, in lieu thereof, be entitled receive a cash payment equal to the cash payment that a holder of common stock would receive minus $              . Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive. Because rounding for fractional shares will occur at the level of each beneficial holder, it is currently not possible to determine the exact number of new shares that will be issued in exchange for old shares in the reverse stock split.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Exchange of Pre-Split Shares for Post-Split Shares

If our stockholders approve and we implement a reverse stock split, our transfer agent will act as our exchange agent for purposes of implementing the exchange of pre-reverse stock split shares of common stock for post-reverse stock split shares of our common stock, and we will act as exchange agent for purposes of implementing the exchange of pre-reverse stock split shares of our class C special stock for post-reverse stock split shares of our class C special stock.

Registered Book Entry Stockholders.  Holders of our common stock holding all of their shares electronically in book-entry form with our transfer agent do not need to take any action (the exchange will be automatic) to receive post-reverse stock split shares.

Registered Certificated Stockholders.  Some of the holders of our common stock hold their shares in certificate form or a combination of certificate and book-entry form and all of the holders of our class C special stock hold their shares in certificate form.  If any of your shares of common stock are held in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the reverse stock split.  The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent.  Upon receipt of your pre-reverse stock split certificate(s) and the properly completed and executed letter of transmittal, you will be issued the appropriate number of shares of common stock electronically in book-entry form under the Direct Registration System (DRS).  No new shares in book-entry form will be reflected until you surrender your outstanding pre-reverse stock split certificate(s), together with the properly completed and executed letter of transmittal, to our transfer agent.  At any time after receipt of your DRS statement, you may request a stock certificate representing your ownership interest.  Holders of our class C special stock will receive a transmittal letter from us as soon as practicable after the effective date of the reverse stock split.  The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to us and upon receipt of your pre-reverse stock split certificate(s), you will be issued the appropriate number of shares of our class C special stock in certificate form.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND
SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Accounting Matters

The reverse stock split is not expected to affect stockholders’ accumulated deficit on our balance sheet.  However, because the par value of our common stock and class C special stock will remain unchanged on the effective date of the reverse stock split, the components that make up stockholders’ accumulated deficit will change by offsetting amounts.  The stated common stock and class C special stock components will be reduced, and the additional paid-in capital component will be increased by the amount by which the stated common stock and class C special stock component is reduced.  The per share net loss and net book value of our common stock and class C special stock will be increased because there will be fewer shares of our common stock and class C special stock outstanding.  Net loss per share amounts in prior periods will be restated to reflect the reverse stock split.  We do not anticipate that any other accounting consequences would arise as result of the reverse stock split.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

To ensure compliance with Treasury Department Circular 230, each holder of common stock and class C special stock is hereby notified that: (1) any discussion of U.S. Federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties under any Federal tax laws; (2) any such discussion has been included by us in furtherance of the reverse stock split on the terms described herein; and (3) each such holder should seek advice based on his, her, or its particular circumstances from an independent tax advisor.

The following discussion describes the anticipated material United States Federal income tax consequences to “U.S. holders” of our capital stock relating to the reverse stock split.

For purposes of this discussion, a “U.S. holder” is an owner of our capital stock who is (i) a citizen or individual resident of the U.S., including an individual who is resident in the U.S. by reason of a physical presence here during the year or by virtue of lawful permanent residence; (ii) a corporation or other entity treated as a corporation which is created or organized under the laws of the U.S., any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. Federal income tax without regard to its source; or (iv) a trust if (A) a court within the U.S. is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) the trust was in existence on August 20, 1996, and has a valid election in effect under applicable Treasury Regulations to be treated as a domestic trust for U.S. Federal income tax purposes. A holder of our capital stock that is not a U.S. holder is urged to consult his, her or its own tax advisor regarding the U.S. Federal income tax consequences of the reverse stock split.

This discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service, and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect).  We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split.  The following discussion is for information purposes only and is not intended as tax or legal advice.

This discussion assumes that a U.S. holder holds our capital stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular stockholder or to stockholders that are subject to special treatment under United States Federal income tax laws including, but not limited to, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, or stockholders holding their shares of our capital stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction.

This discussion also does not address the tax consequences to our company, or to stockholders that own five percent or more of our capital stock, are affiliates of our company, or are not U.S. holders.  In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split.  No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is our stockholder, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the reverse stock split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code.  Accordingly, provided that the fair market value of the post-reverse stock split shares is equal to the fair market value of the pre-reverse stock split shares surrendered in the reverse stock split:

A U.S. holder will not recognize any gain or loss as a result of the reverse stock split (except to the extent of cash received in lieu of a fractional share).

A U.S. holder’s aggregate tax basis in his, her, or its post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor, reduced by the amount of the adjusted basis of any pre-reverse stock split shares exchanged for such post-reverse stock split shares that is allocated to any fractional share for which cash is received.

A U.S. holder’s holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Cash Received Instead of a Fractional Share

A U.S. holder who receives cash instead of a fractional share of post-reverse stock split shares will be treated as having received the fractional share of post-reverse stock split shares pursuant to the reverse stock split and then as having exchanged the fractional share of post-reverse stock split shares for cash in a redemption by our company.  In general, this deemed redemption will be treated as a sale or exchange, provided the redemption is not essentially equivalent to a dividend as discussed below. Gain or loss generally will be recognized based on the difference between the amount of cash received and the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares exchanged in the reverse stock split which is allocable to such fractional share.  Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for such pre-reverse stock split shares is more than one year as of the effective date of the reverse stock split, and otherwise will be short-term capital gain or loss. The deductibility of capital losses is subject to limitations.

The receipt of cash is “not essentially equivalent to a dividend” if the reduction in a U.S. holder’s proportionate interest in our company resulting from the reverse stock split (taking into account for this purpose shares of our common stock and class C special stock which such holder is considered to own under certain attribution rules) is considered a “meaningful reduction” given such U.S. holder’s particular facts and circumstances.  The IRS has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test.  If the receipt of cash in lieu of a fractional share is not treated as capital gain or loss under the test just described, it will be treated first as dividend income to the extent of a U.S. holder’s ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares which is allocable to such fractional share, and any remaining amount will be treated as capital gain.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of our capital stock pursuant to the reverse stock split are subject to information reporting, and may be subject to backup withholding at the applicable rate specified by the IRS (currently 28 percent) if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding.  Backup withholding is not an additional United States Federal income tax. Rather, the U.S. Federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld.  If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

No Appraisal Rights

No appraisal rights are available under the Delaware General Corporation Law or under our Restated Certificate of Incorporation or Amended and Restated Bylaws to any stockholder who dissents from the proposal to approve the amendment to our Restated Certificate of Incorporation to effect the reverse stock split.

Board Discretion to Implement the Reverse Stock Split

If the proposed reverse stock split is approved at the Special Meeting, the Board of Directors, in its sole discretion, at any time prior to our 2014 Annual Meeting of Stockholders, may determine to implement the reverse stock split.  Notwithstanding the approval of the form of the reverse stock split amendment at the Special Meeting, the Board of Directors, in its sole discretion, may determine not to implement the reverse stock split.

Required Approval

Affirmative vote of a majority of the outstanding shares of our common stock and class C special stock, voting together as a single class, and entitled to vote.

Board Recommendation

The Board of Directors recommends a vote FOR the proposal to amend our Restated Certificate of Incorporation to effect a reverse split of the issued and outstanding shares of our common stock and class C special stock at the discretion of the Board of Directors at a ratio of not less than 1-for-4 and not more than 1-for-7, and to reduce proportionally the outstanding shares of common stock, class C special stock and blank check preferred stock.

PROPOSAL NO. 2

AMENDMENT TO CERTIFICATE OF INCORPORATION
TO CHANGE OUR NAME

General

Our Board of Directors has adopted resolutions approving, declaring advisable and recommending that our stockholders approve an amendment to our certificate of incorporation to change our corporate name from “BioSante Pharmaceuticals, Inc.” to “ANI Pharmaceuticals, Inc.” If approved, the change to our corporate name will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. We currently plan to file the certificate of amendment as soon as reasonably practicable after receiving approval of the amendment from our stockholders. However, the Board of Directors has reserved the right to abandon the proposed amendment if, at any time before the filing of the certificate of amendment, it determines that changing our name is no longer in the best interests of the Company or our stockholders.  If both Proposal 1 and Proposal 2 are approved, we may decide to effect the corresponding amendments to our certificate of incorporation by combining them into one document and filing only one certificate of amendment with the Delaware Secretary of State.

If this proposal is approved, Article I of our certificate of incorporation will be amended to reflect our new corporate name. The proposed amendment to Article I of our certificate of incorporation is set forth in its entirety in Appendix B to this Proxy Statement.  If this proposal is approved, we furthermore expect that the trading symbol for our common stock on the NASDAQ Global Market will be changed to “ANIP” concurrently with, or shortly after, our name change, although we are not soliciting votes for the change in trading symbol.

Reason for Proposed Amendment

The purpose of the proposed name change is to allow for recognition of the business of the combined company following completion of the Merger.  BioSante’s senior management believes that the current name no longer accurately reflects the business and mission of the combined company post-Merger.

Effect of Proposed Amendment

If approved by our stockholders, the change to our corporate name will not affect the validity of any of our existing stock certificates that bear the name “BioSante Pharmaceuticals, Inc.” If the proposed name change is approved, stockholders with certificated shares may continue to hold existing certificates, and the number of shares represented by those certificates will remain unchanged by any corporate action contemplated by this proposal. New stock certificates that are issued after the name change becomes effective, including any representing post-reverse split shares, will bear the name “ANI Pharmaceuticals, Inc.”

Stockholders Holding Common Stock in “Street Name.”  Banks, brokers and other nominees will be instructed to effect the name change and the CUSIP change in the accounts of their customers holding common stock in “street name” (i.e., through a bank, broker or other nominee).

Stockholders Holding Common Stock in Certificate Form.  Registered stockholders who hold their shares of common stock in certificate form are not required to do anything. Certificates issued with our current corporate name will continue to be valid after the name change. Stockholders holding shares in certificate form should not destroy their stock certificates nor submit the stock certificates to us to have them reissued.

If the proposal to change our name is not approved, the proposed amendment to our certificate of incorporation will not be made and our name will remain unchanged.

If the proposal to change our name is approved, we expect to change our trading symbol to “ANIP” in connection with our name change.

Required Approval

Affirmative vote of a majority of the outstanding shares of our common stock and class C special stock, voting together as a single class, and entitled to vote.

Board of Directors Recommendation

The Board recommends that you vote “FOR” the amendment to our certificate of incorporation to change our name from “BioSante Pharmaceuticals, Inc.” to “ANI Pharmaceuticals, Inc.”

PROPOSAL 3—RATIFICATION OF SELECTION OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Immediately following completion of our merger with ANI, the Audit Committee of our Board of Directors appointed EisnerAmper LLP (“Eisner”) as our independent registered public accountant firm for the fiscal year ending December 31, 2013 (the “Eisner Appointment”).  Although we are not required to have the stockholders ratify the selection of Eisner as our independent registered public accounting firm, we are doing so because we believe it is a matter of good corporate practice.  If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Eisner but may retain such independent registered public accounting firm in any event.  Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of BioSante and its stockholders.  We do not anticipate representatives of Eisner to be present at the Special Meeting.

Approval Required

Affirmative vote of a majority of our common stock and class C special stock, present in person or by proxy, voting together as a single class and entitled to vote.

Board Recommendation

The Board of Directors recommends that stockholders vote “FOR” Proposal No. 3 to ratify the selection of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

PROPOSAL NO. 4

ADJOURNMENT OF SPECIAL MEETING, IF NECESSARY,TO SOLICIT ADDITIONAL PROXIES
IF THERE ARE INSUFFICIENT VOTES IN FAVOR OF PROPOSAL NOS. 1 OR 2

General

If we fail to receive a sufficient number of votes to approve Proposal No. 1— Approval of Amendment to Restated Certificate of Incorporation to Effect a Reverse Split of Common Stock and Class C Special Stock at the Discretion of the Board of Directors, or Proposal No. 2—Amendment to Certificate of Incorporation to Change Our Name, we may propose to adjourn the Special Meeting for a period of not more than 30 days, for the purpose of soliciting additional proxies to approve Proposals No. 1 and/or 2.  We currently do not intend to propose adjournment at the Special Meeting if there are sufficient votes to approve Proposals No. 1 and 2.

Approval Required

Affirmative vote of a majority of our common stock and class C special stock, present in person or by proxy, voting together as a single class and entitled to vote.

Board Recommendation

The Board of Directors recommends that stockholders vote “FOR” Proposal No. 4 to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals No. 1 or 2.

OTHER MATTERS

Householding of Special Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and notices of special meetings.  This means that only one copy of our proxy statement or notice of the special meeting may have been sent to multiple stockholders in each household.  We will deliver promptly a separate copy of either document to any stockholder upon written or oral request to BioSante Pharmaceuticals, Inc., Attn: Arthur Przybyl, 210 Main Street West, Baudette, Minnesota 56623, telephone: (218) 634-3608.  Any stockholder who wants to receive separate copies of our proxy statement or notices of special meetings in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

BioSante Stockholder Proposals

Stockholder proposals intended to be presented in BioSante’s proxy materials relating to its next annual meeting of stockholders must have been received by BioSante on or before January 10, 2014, unless the date of the meeting is delayed by more than 30 calendar days, and must satisfy the requirements of the proxy rules promulgated by the SEC.

Any other stockholder proposals to be presented at BioSante’s next annual meeting of stockholders must be given in writing to BioSante’s Corporate Secretary and received at BioSante’s principal executive offices not later than March 21, 2014 nor earlier than February 19, 2014. The proposal must contain specific information required by BioSante’s bylaws, a copy of which may be obtained by writing to BioSante’s Corporate Secretary or accessing the SEC’s EDGAR filing database at www.sec.gov. If a proposal is not timely and properly made in accordance with the procedures set forth in BioSante’s bylaws, it will be defective and may not be brought before the meeting. If the proposal nonetheless is brought before the meeting and the Chair of the meeting does not exercise the power and duty to declare the proposal defective, the persons named in the proxy may use their discretionary voting with respect to the proposal.

BioSante Director Nominations

In accordance with procedures set forth in BioSante’s bylaws, BioSante stockholders may propose nominees for election to the BioSante board of directors only after providing timely written notice to BioSante’s Corporate Secretary. To be timely, a BioSante stockholder’s notice to BioSante’s Corporate Secretary must have been delivered to or mailed and received at BioSante’s principal executive offices on or before March 21, 2014 but not earlier than February 19, 2014; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, notice by BioSante stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting of stockholders was mailed or such public disclosure of the date of the annual meeting of stockholders was made, whichever first occurs.

The notice must set forth, among other things:

• the nominee’s name, age, business address and residence address;

• the nominee’s principal occupation or employment;

• the class and number of shares of BioSante capital stock which are beneficially owned by the nominee; and

• any other information concerning the nominee required under the rules of the SEC in a proxy statement soliciting proxies for the election of directors.

Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. The nominating and corporate governance committee will consider only those stockholder recommendations whose submissions comply with these procedural requirements. The nominating and corporate governance committee will evaluate candidates recommended by stockholders in the same manner as those recommended by others.

Proxy Solicitation Costs

In addition to solicitation by mail, our directors, officers, employees and agents may solicit proxies from our stockholders by personal interview, telephone, telegram or other electronic means.  Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of our common stock for the forwarding of solicitation materials to the beneficial owners of our common stock and class C special stock.  We will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

Other Business

Our management does not intend to present other items of business and knows of no other items of business that likely are to be brought before the Special Meeting, except those described in this proxy statement.  However, if any other matters properly should come before the Special Meeting, the persons named in the proxy will have discretionary authority to vote such proxy in accordance with their best judgment on the matters.

Your vote is important.  Whether or not you plan to attend the Special Meeting, please exercise your right to vote as soon as possible by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received a paper copy of the proxy materials, by completing, signing, dating and returning your proxy card or by using Internet or telephone voting as described on the proxy card.

By Order of the Board of Directors,

Arthur S. Przybyl
President and Chief Executive Officer

, 2013
Baudette, Minnesota

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT OF
THE RESTATED CERTIFICATE OF INCORPORATION
OF BIOSANTE PHARMACEUTICALS, INC.

BioSante Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY that:

FIRST:  The Board of Directors of the Corporation (the “Board of Directors”), at a meeting held on June 19, 2013, duly adopted resolutions setting forth proposed amendments of the Restated Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and proposing that said amendments be submitted to the stockholders of the Corporation for their consideration and approval.  The resolutions setting forth the proposed amendments are substantially as follows:

RESOLVED, that the Board of Directors declares that it is advisable to amend Article IV of the Restated Certificate of Incorporation of the Corporation as follows:

Amend Article IV by adding the following at the end of the second paragraph of Article IV:

Effective upon the later of (i) the filing with the Secretary of State of the State of Delaware of this Certificate of Amendment or (ii) [          ], Eastern Time, on [       ], 2013 (the “Effective Date”), each [              ] ([      ]) [to be filled in prior to filing with the appropriate split number, between four and seven] shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Date, shall automatically be reclassified, without any action on the part of the holder thereof, into one fully paid and nonassessable share of Common Stock, and each [              ] ([      ]) [to be filled in prior to filing with the appropriate split number, between four and seven] shares of Class C Special Stock of the Corporation issued and outstanding immediately prior to the Effective Date, shall automatically be reclassified, without any action on the part of the holder thereof, into one fully paid and nonassessable share of Class C Special Stock, (the “Reverse Split”).  The Corporation shall not issue fractional shares to the stockholders entitled to a fractional interest in a share of Common Stock or Class C Special Stock issued pursuant to the Reverse Split.  In lieu of any fractional share of Common Stock to which a stockholder otherwise would be entitled as a result of the Reverse Split, the Corporation shall pay a cash amount equal to the fair value of the fractional share of Common Stock as of the Effective Date of the Reverse Split which shall be equal to a proportional interest of the value of a whole share based on the closing sale price of the Common Stock on the NASDAQ Stock Market on the Effective Date.  In lieu of any fractional share of Class C Special Stock to which a stockholder otherwise would be entitled as a result of the Reverse Split, the Corporation shall pay a cash amount equal to the fair value of the fractional share of Class C Special Stock as of the Effective Date of the Reverse Split which shall be equal to a proportional interest of the value of a whole share based on the closing sale price of a share of Common Stock on the NASDAQ Stock Market on the Effective Date minus $15.00.

RESOLVED FURTHER, that the Board of Directors declares that it is advisable to amend Article IV of the Restated Certificate of Incorporation of the Corporation as follows:

Amend Article IV by replacing the first sentence of the first paragraph of Article IV with:

The aggregate number of shares of stock which the Corporation shall have authority to issue is [                                                                  ] ([                    ]) shares, consisting of [                                  ]

([                      ]) shares of common stock, $0.0001 par value (the “Common Stock”), [                                                        ] ([                  ]) shares of class C special stock, $0.0001 par value (the “Class C Special Stock”), and [                            ] ([                        ]) shares of preferred stock, $0.0001 par value (the “Preferred Stock”).

[Note: blanks to be filled in prior to filing with the appropriate numbers of authorized shares reflecting a reduction that is proportional to the reverse split]

RESOLVED FURTHER, that the Board of Directors declares that it is advisable to amend Article IV(3)(a) of the Restated Certificate of Incorporation of the Corporation as follows:

Amend Article IV(3)(a) in its entirety to state as follows:

A holder of Class C Special Stock shall be entitled, in accordance with the provisions hereof, to acquire Common Stock of the Corporation as the same may then be constituted by tendering any of the Class C Special Stock held and registered in such holder’s name together with $[        ] [to be filled in prior to filing with a number equal to the product of (i) [   ], multiplied by (ii) the appropriate split ratio, between four and seven] per share as a result of the Reverse Split (the “Common Stock Purchase Price”) on the basis of one share of Common Stock for each share of Class C Special Stock.  The purchase right herein provided shall be exercised by notice in writing given to the Corporation which notice shall specify the number of shares of Class C Special Stock that the holder desires to have applied to the purchase price of Common Stock.  If any shares of Class C Special Stock are applied to the purchase of Common Stock pursuant to this paragraph, the holder of such shares of Class C Special Stock shall surrender the certificate or certificates representing the shares of Class C Special Stock so applied to the registered office of the Corporation, or to the transfer agent of the Corporation at the time of purchase together with cash or a certified cheque in the amount of $[        ] [to be filled in prior to filing with a number equal to the product of (i) [   ], multiplied by (ii) the appropriate split ratio] per share of Common Stock being acquired, and the Corporation shall thereupon issue to such holder certificates representing the number of shares of Common Stock to which the holder became entitled upon such purchase.

SECOND:  The stockholders of the Corporation duly approved and adopted such amendments in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Arthur S. Przybyl, its President and Chief Executive Officer, thereunto duly authorized, this [    ] day of [                            [, 201[   ].

BIOSANTE PHARMACEUTICALS, INC.

By:
Arthur S. Przybyl
President and Chief Executive Officer

APPENDIX B

FORM OF CERTIFICATE OF AMENDMENT
OF THE RESTATED CERTIFICATE OF INCORPORATION
OF BIOSANTE PHARMACEUTICALS, INC.

BioSante Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY that:

FIRST: The Board of Directors of the Corporation (the “Board of Directors”), at a meeting held on June 19, 2013, duly adopted resolutions setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, as amended, declaring said amendment to be advisable and proposing that said amendment be submitted to the stockholders of the Corporation for their consideration and approval. The resolution setting forth the proposed amendment is substantially as follows:

RESOLVED, that the Board of Directors declares that it is advisable to amend Article I of the Restated Certificate of Incorporation of the Corporation, as amended, in its entirety to state as follows:

The name of the Corporation is ANI Pharmaceuticals, Inc.

SECOND: The stockholders of the Corporation duly approved and adopted such amendment in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Arthur S. Przybyl, its President and Chief Executive Officer, thereunto duly authorized, this [    ] day of [                            [, 201[   ].

BIOSANTE PHARMACEUTICALS, INC.

By:
Arthur S. Przybyl
President and Chief Executive Officer

. CONTROL # SHARES 000000000000 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 0000152588_1 R1.0.0.11699 The Board of Directors recommends you vote FOR proposals 1 through 4. For Against Abstain 4 Proposal to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals No. 1 or 2. NOTE: In their discretion, the proxies are authorized to vote on any other business properly brought before the special meeting or any adjournment or postponement of the special meeting. 2 Proposal to approve an amendment to BioSante’s Restated Certificate of Incorporation to change the name of the company to “ANI Pharmaceuticals, Inc.” 3 Proposal to ratify the selection by the Audit Committee of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 1 Proposal to approve an amendment to BioSante’s Restated Certificate of Incorporation to effect a reverse split of BioSante’s common stock and class C special stock at the discretion of the Board of Directors at a specific ratio within a range from 1 for 4 to 1 for 7 and simultaneously with the reverse split, reduce proportionally the number of authorized shares available for issuance, and to authorize the Board of Directors to determine, in its discretion, the timing of the amendment and the specific ratio of the reverse stock split. JOB # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 0 0 0 0 0 0 0 0 0 0 0 0 SHARES CUSIP # SEQUENCE # 02 0000000000 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY BIOSANTE PHARMACEUTICALS, INC. 210 Main Street West Baudette, Minnesota 56623 ATTN: Charlotte C. Arnold Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 1 1 OF 2 NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K

BIOSANTE PHARMACEUTICALS, INC. SPECIAL MEETING OF STOCKHOLDERS _____________, 2013 _____________ BioSante Pharmaceuticals, Inc. 210 Main Street West Baudette, Minnesota 56623 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Joint Proxy Statement/Prospectus is available at ________________. 0000152588_2 R1.0.0.11699 You are encouraged to specify your choice by marking the appropriate boxes on the reverse side. This proxy is solicited on behalf of the Board of Directors of BioSante Pharmaceuticals, Inc., for use at the Special Meeting of Stockholders on __________, 2013. By signing, dating and returning this proxy card, you revoke all prior proxies, including any proxy previously given by telephone or Internet, and appoint Arthur S. Przybyl and Charlotte C. Arnold, or either of them, with full power of substitution to vote your shares on the matters shown on the reverse side and any other matter which may properly come before the Special Meeting of Stockholders to be held on and at any adjournment or postponement of the meeting. This proxy, when properly signed, will be voted in the manner directed. If no direction is given, this proxy will be voted FOR Proposals 1, 2, 3 and 4, in the proxies’ discretion, upon such other matters as may properly come before the meeting. Continued and to be signed on reverse side BIOSANTE PHARMACEUTICALS, INC.